UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2008

SENTRA CONSULTING CORP.
(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52706 (Commission File Number)	20-5297544 (IRS Employer Identification No.)

Sentra Consulting Corp.
15 Hoover Street
Inwood, New York 11096
(Address of principal executive offices)

(516) 592-5600
(Registrant's Telephone Number, Including Area Code)

____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 30, 2008, Karat Platinum LLC (“Karat Platinum”), the wholly-owned subsidiary of Sentra Consulting Corp. (the “Company”), issued a Secured Promissory Note (the “Note”) to Continental Capital, LLC, a New York limited liability company (“Continental”), in the original principal amount of $1,000,000. Pursuant to the terms and provisions of the Note, the principal amount of the Note is due and payable on July 30, 2008.

Interest accrues on the principal amount at the rate of 12% per annum. Pursuant to the Note, the sum of $40,000, representing the aggregate amount of interest which would accrue on the principal loan amount over the first four months of the term of the Note, was paid simultaneously with the execution of the Note. On May 30, 2008, Karat Platinum shall pay Continental $20,000 representing the amount of interest which would accrue on the principal amount over the final two months of the term of the Note. Karat Platinum has the right to prepay all or any portion of the principal amount of the Note, and all accrued interest thereon, without penalty or premium. Any interest payment previously paid by Karat Platinum to Continental for periods after the date of the prepayment shall be refunded to Karat Platinum. Karat Platinum paid Continental an origination fee of 1.5% of the principal amount of the Note.

Karat Platinum and Continental entered into a Security Agreement whereby Karat Platinum granted Continental a continuing lien and first priority security interest in its inventory. Pursuant to the Security Agreement, Karat Platinum agreed to maintain the inventory having a melt down value of at least 125% of the principal amount of the Note, and further agreed to provide Continental with a monthly report disclosing such melt down value.

Pursuant to the General Security Agreement dated July 11, 2007, as amended (the “Sentra Security Agreement”), Karat Platinum had previously granted the Company a continuing lien and first priority security interest in all of Karat Platinum’s assets and property. On January 30, 2008, Karat Platinum, the Company and Continental entered into an Intercreditor Agreement with respect to the enforcement of their respective rights pertaining to their security interests in Karat Platinum’s inventory. Pursuant to the Intercreditor Agreement, the Company agreed to subordinate its first priority security interest in the inventory in order to grant such first priority security interest to Continental. The Company retains its continuing lien and first priority security interest with respect to all other assets and property of Karat Platinum and a second priority security interest with respect to the inventory. Pursuant to the Intercreditor Agreement, Continental agreed that Karat Platinum may grant third parties additional first priority security interests in the inventory and said parties shall share pari passu with Continental upon a sale of the inventory, provided that the sum of the loans secured by the inventory shall not exceed $1,600,000 in the aggregate.

For all the terms and conditions of the Secured Promissory Note between Karat Platinum and Continental, reference is hereby made to such Note annexed hereto as Exhibit 10.33. For all the terms and conditions of the Security Agreement, reference is hereby made to such agreement annexed hereto as Exhibit 10.34. For all the terms of the Intercreditor Agreement between Continental, Karat Platinum and the Company, reference is hereby made to such agreement annexed hereto as Exhibit 10.35. All statements made herein concerning the foregoing are qualified by reference to said exhibits.

Section 9 - Financial Statements and Exhibits
Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of business acquired.        Not applicable
(b) Pro forma financial information. Not applicable
(c) Exhibits

Exhibit No.	Description
10.33	Secured Promissory Note, dated January 30, 2008 issued by Karat Platinum LLC to Continental Capital LLC
10.34	Security Agreement, dated January 30, 2008, by and between Karat Platinum LLC and Continental Capital LLC
10.35	Intercreditor Agreement, dated January 30, 2008, by and between Karat Platinum LLC, Sentra Consulting Corp. and Continental Capital LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTRA CONSULTING CORP. (Registrant)

Date: February 8, 2008	By:	/s/ David Neuberg
Name: David Neuberg
Title: Chief Executive Officer and President